January 23, 1997

                          Pittston Minerals Group Earns
                      $.20 Per Share in the Fourth Quarter

Richmond, VA - January 23, 1997 - The Pittston Minerals Group (NYSE-PZM), The Pittston Company's class of common stock which reflects the performance of Pittston Coal Company and Pittston Minerals Ventures, recorded net income of $2.5 million in the fourth quarter compared to net income of $4.5 million the fourth quarter of 1995. Earnings per share amounted to $.20 (primary and fully diluted) in the most recent quarter compared to $.43 per share (primary and fully diluted) in the fourth quarter of 1995. The Pittston Minerals Group earned net income of $10.7 million, or $1.14 per share ($1.08 per share on a fully-diluted basis), for the full year 1996 compared to $14.0 million, or $1.45 per share ($1.40 per share on a fully-diluted basis), in 1995.

Pittston Coal Company
The coal segment's operating profit was $5.1 million in the fourth quarter compared to $7.9 million in the comparable period in 1995. Operating profit in the 1996 fourth quarter included a net benefit from excess liabilities for employee benefits and reclamation/environmental costs of approximately $1.2 million, which has been recorded in the income statement as a $9.5 million benefit in restructuring charges and $8.3 million in additional cost of sales. The 1995 results included a reduction in expenses primarily related to property tax liabilities on inactive properties for which provisions were made during the year and had been determined to be no longer necessary. For the full year 1996, operating profits totaled $20.0 million compared to $23.1 million in 1995.

Fourth quarter coal sales volume was 5.8 million tons compared to 5.3 million tons in the prior year quarter. Steam and metallurgical coal sales were 3.6 and
2.2 million tons, respectively, compared to 3.4 and 1.9 million tons, respectively, sold in last year's fourth quarter. Total sales volume for the full year amounted to 23.0 million tons, compared to the 1995 level of 24.4 million tons. Steam and metallurgical coal sales totaled 14.9 and 8.1 million tons, respectively, in 1996 compared to 15.8 and 8.6 million tons sold in 1995.

Coal production was 4.1 million tons in the quarter, the same as in 1995. Surface production accounted for 68% of total company production compared to 66% in the fourth quarter of 1995. Full year production amounted to 16.7 million tons compared to 18.9 million tons in 1995. In 1996, surface production accounted for 67% of total production compared to 69% in 1995.

Pittston Minerals Ventures (PMV)
Pittston Mineral Ventures reported a $.2 million operating profit in the fourth quarter compared to a $0.5 million operating loss reported in the prior year quarter. Full year 1996 PMV operating profits were $1.6 million compared to $0.2 million recorded in 1995.

The Stawell gold mine in western Victoria, Australia, in which PMV has a 67% direct and indirect interest, produced 21,411 ounces of gold in the fourth quarter compared to 20,800 ounces in the prior year period. For the year, production was 90,886 ounces, a 12% increase over 1995. The average cash cost per ounce produced was U.S. $297 in 1996, the same as in 1995. Proven, probable and inferred gold reserves at Stawell increased by 45,000 ounces over year-earlier levels to 968,000 ounces, after accounting for 1996 production. PMV is continuing gold exploration projects in Nevada and Australia with its joint venture partner.

Development of the Black Swan nickel project in western Australia continues on plan and budget. At the end of December the decline was at 1257 meters and the surface facilities were more than 60% complete.

Financial - Consolidated
The Pittston Company reported net income of $31.1 million in the fourth quarter compared to $29.7 million recorded in the comparable period in 1995. Net income for the year 1996 amounted to $104.2 million compared to $98.0 million in 1995. Consolidated cash flow from operating activities amounted to $196.7 million in 1996. Total debt at December 31, 1996 was $196.0 million compared to $177.6 million at year-end 1995.

During 1996, the Company purchased 278,000 shares of Pittston Brink's Group Common Stock and 75,600 shares of Pittston Burlington Group Common Stock at a total cost of $8.3 million. In 1996, the Company also purchased 20,920 shares of Pittston Company Series C Convertible Preferred Stock for a total cost of $7.9 million. The Company has remaining authority to repurchase over time up to 1.0 million shares of Pittston Minerals Group Common Stock, 1.2 million shares of Pittston Brink's Group Common Stock, 1.4 million shares of Pittston Burlington Group Common Stock, and an additional $7.1 million of Pittston Company Series C convertible Preferred Stock.

The Company has retained Boston EquiServe, L. P., acting through The First National Bank of Boston, as its registrar and stock transfer agent effective January 13, 1997. Shareholders should call 1-800-733-5001 with inquires regarding dividends, share certificates and other issues regarding the proper registration of shares.

                                   **********

Pittston Minerals Group Common Stock (NYSE-PZM), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston Burlington Group Common Stock (NYSE-PZX) represent the three classes of common stock of The Pittston Company, a diversified company with interests in coal and gold mining (Pittston Minerals Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group). Copies of the Pittston Brink's Group and Pittston Burlington Group earnings releases are available upon request.





                             Pittston Minerals Group
                           Supplemental Financial Data



                              PITTSTON COAL COMPANY


                                                                    Three Months                       Twelve Months
                                                                     Ended December 31                  Ended December 31
(In thousands)                                                   1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)

Net sales                                                $    169,426          160,996           677,393          706,251
Segment operating profit                                 $      5,075            7,935            20,034           23,131

COAL SALES (Tons)
Metallurgical                                                   2,145            1,906             8,124            8,607
Utility & Industrial                                            3,607            3,436            14,847           15,789
-------------------------------------------------------------------------------------------------------------------

Total                                                           5,752            5,342            22,971           24,396
-------------------------------------------------------------------------------------------------------------------


PRODUCTION/PURCHASED (Tons)
Deep                                                              953              957             3,930            3,982
Surface                                                         2,801            2,662            11,151           12,934
Contract                                                          360              441             1,621            1,941
-------------------------------------------------------------------------------------------------------------------

                                                                4,114            4,060            16,702           18,857
Purchased                                                       1,397            1,256             5,762            6,047
-------------------------------------------------------------------------------------------------------------------

Total                                                           5,511            5,316            22,464           24,904
-------------------------------------------------------------------------------------------------------------------




                                                                   Three Months                      Twelve Months
(In thousands,                                                       Ended December 31                  Ended December 31
except per ton amounts)                                          1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------

                                                                     (Unaudited)                        (Unaudited)
Net coal sales                                           $    167,362          159,599           670,121         702,864
Current production cost of coal sold                          163,703          140,864           634,754         648,383
-------------------------------------------------------------------------------------------------------------------

Coal margin                                                     3,659           18,735            35,367          54,481
Non-coal margin                                                   701              410             2,178             749
Other operating income (net)                                    2,025            2,901            12,955          22,916
-------------------------------------------------------------------------------------------------------------------

Margin and other income                                         6,385           22,046            50,500          78,146
-------------------------------------------------------------------------------------------------------------------

Other costs and expenses:
   Idle equipment and closed mines                                315            1,486             1,044           9,980
   Inactive employee cost                                       5,648            7,307            26,404          22,621
   General and administrative                                   4,888            5,318            20,369          22,414
-------------------------------------------------------------------------------------------------------------------

Total other costs and expenses                                 10,851           14,111            47,817          55,015
-------------------------------------------------------------------------------------------------------------------

Operating (loss) profit before
   restructuring and other non-recurring
   items (Note 5)                                        $     (4,466)           7,935             2,683          23,131
-------------------------------------------------------------------------------------------------------------------

Coal margin per ton:
   Realization                                           $      29.10            29.87             29.17           28.81
   Current production cost of coal sold                         28.46            26.37             27.63           26.58
-------------------------------------------------------------------------------------------------------------------

Coal margin                                              $        .64             3.50              1.54            2.23
-------------------------------------------------------------------------------------------------------------------






                        PITTSTON MINERAL VENTURES COMPANY


                                                                    Three Months                       Twelve Months
(In thousands,                                                       Ended December 31                  Ended December 31
except ounce data)                                               1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)
Net sales                                                $      4,372            4,202            19,120           16,600
Segment operating profit (loss)                          $        193             (468)            1,619              207

Stawell Gold Mine:
   Mineral Ventures= 50% direct share
     ounces sold                                               10,582           10,073            45,957           40,302
   Average realized gold price per
     ounce (US$)                                         $        416              417               415              408



                             Pittston Minerals Group
                            STATEMENTS OF OPERATIONS



                                                                    Three Months                       Twelve Months
(In thousands, except                                                Ended December 31                  Ended December 31
per share amounts)                                               1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)
Net sales                                              $      173,798          165,198           696,513          722,851
-------------------------------------------------------------------------------------------------------------------


Cost of sales                                                 174,261          154,234           707,497          696,295
Restructuring and other charges,
   including litigation accrual                                (9,541)               -           (47,299)               -
Selling, general and administrative                             7,299            8,150            34,631           33,252
-------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                      172,019          162,384           694,829          729,547

Other operating income                                          2,116            2,769            13,414           22,768
-------------------------------------------------------------------------------------------------------------------


Operating profit                                                3,895            5,583            15,098           16,072
Interest income                                                   328              192               835              564
Interest expense                                               (2,408)          (2,756)          (10,723)         (10,534)
Other expense, net                                               (450)            (449)           (1,789)          (1,098)
-------------------------------------------------------------------------------------------------------------------

Income before income taxes                                      1,365            2,570             3,421            5,004
Credit for income taxes                                        (1,131)          (1,888)           (7,237)          (9,020)
-------------------------------------------------------------------------------------------------------------------

Net income                                                      2,496            4,458            10,658           14,024
Preferred stock dividends, net                                   (902)          (1,065)           (1,675)          (2,762)
-------------------------------------------------------------------------------------------------------------------

Net income attributed to
   common shares                                       $        1,594            3,393             8,983           11,262
-------------------------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                             $          .20              .43              1.14             1.45
   Fully diluted                                       $          .20              .43              1.08             1.40
-------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                      7,970            7,802             7,897            7,786
   Fully diluted                                                9,826            9,968             9,906            9,999
-------------------------------------------------------------------------------------------------------------------




                                                    SEGMENT INFORMATION

Net sales:
   Coal Operations                                     $      169,426          160,996           677,393          706,251
   Mineral Ventures                                             4,372            4,202            19,120           16,600
-------------------------------------------------------------------------------------------------------------------

Net sales                                              $      173,798          165,198           696,513          722,851
-------------------------------------------------------------------------------------------------------------------


Operating profit (loss):
   Coal Operations                                     $        5,075            7,935            20,034           23,131
   Mineral Ventures                                               193             (468)            1,619              207
-------------------------------------------------------------------------------------------------------------------

Segment operating profit                                        5,268            7,467            21,653           23,338
General corporate expense                                      (1,373)          (1,884)           (6,555)          (7,266)
-------------------------------------------------------------------------------------------------------------------

Operating profit                                       $        3,895            5,583            15,098           16,072
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                             Pittston Minerals Group
                            CONDENSED BALANCE SHEETS




                                                                                 December 31         December 31
(In thousands)                                                                      1996                1995
-------------------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                        $      3,387              4,999
Accounts receivable, net of estimated amounts
   uncollectible                                                                       88,552             87,775
Inventories and other current assets                                                   67,691            106,216
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                                  159,630            198,990

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion and amortization                               170,809            199,344
Coal supply contracts, net of amortization                                             52,697             63,455
Intangibles, net of amortization                                                      111,103            117,551
Other assets                                                                          212,742            219,269
-------------------------------------------------------------------------------------------------------------------

Total assets                                                                     $    706,981            798,609
-------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' Equity

Current liabilities                                                              $    184,725            219,676
Long-term debt, less current maturities                                               124,572            100,791
Postretirement benefits other than pensions                                           219,717            213,707
Workers' compensation and other claims                                                105,836            114,602
Other liabilities                                                                      83,791            158,512
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                     718,641            807,288

Shareholders' equity                                                                  (11,660)            (8,679)
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                                       $    706,981            798,609
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                             Pittston Minerals Group
                            STATEMENTS OF CASH FLOWS




                                                                                 Twelve Months Ended December 31
(In thousands)                                                                    1996                      1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net income                                                                $     10,658                    14,024
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                         29,948                         -
   Depreciation, depletion and amortization                                     36,624                    42,040
   Provision for deferred income taxes                                          22,088                    16,412
   Other, net                                                                   (2,228)                   (7,215)
   Changes in operating assets and liabilities net
     of effects of acquisitions and dispositions:
   (Increase) decrease in receivables                                           (4,454)                   22,670
     Decrease (increase) in inventories and other
       current assets                                                           11,680                    (7,737)
     Decrease in current liabilities                                           (21,289)                  (16,524)
     Other, net                                                                (63,228)                  (37,403)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                       19,799                    26,267
-------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                     (20,193)                  (22,283)
Proceeds from disposal of property, plant
   and equipment                                                                 4,613                    18,939
Acquisitions and related contingent payments                                    (1,134)                   (1,078)
Other, net                                                                      (3,801)                   (1,188)
-------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                          (20,515)                   (5,610)
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net additions to (reduction of) debt                                            21,897                   (17,140)
Payments (to) from - Burlington Group/Brink's
   Group                                                                        (6,097)                   13,118
Other share activity                                                           (16,696)                  (15,344)
-------------------------------------------------------------------------------------------------------------------

Net cash used by financing activities                                             (896)                  (19,366)
-------------------------------------------------------------------------------------------------------------------


Net (decrease) increase in cash and cash
   equivalents                                                                  (1,612)                    1,291
Cash and cash equivalents at beginning of period                                 4,999                     3,708
-------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                $      3,387                     4,999
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Three Months               Twelve Months
(In thousands,                                      Ended December 31           Ended December 31
except per share amounts)                          1996          1995         1996           1995
-------------------------------------------------------------------------------------------------
                                                                                       (Unaudited)
Net sales                                    $  173,798       165,198       696,513       722,851
Operating revenues                              650,477       597,565     2,410,131     2,203,216
-------------------------------------------------------------------------------------------------

Net sales and operating revenues                824,275       762,763     3,106,644     2,926,067
-------------------------------------------------------------------------------------------------


Cost of sales                                   174,261       154,234       707,497       696,295
Operating expenses                              538,859       498,665     2,004,598     1,845,404
Restructuring and other charges, including
   litigation accrual                            (9,541)           --       (47,299)           --
Selling, general and administrative              74,685        68,363       292,718       263,365
-------------------------------------------------------------------------------------------------

Total cost and expenses                         778,264       721,262     2,957,514     2,805,064
-------------------------------------------------------------------------------------------------


Other operating income (expense)                  3,635         4,079        17,377        26,496
-------------------------------------------------------------------------------------------------


Operating profit                                 49,646        45,580       166,507       147,499
Interest income                                   1,271           841         3,487         3,395
Interest expense                                 (3,541)       (3,844)      (14,074)      (14,253)
Other expense, net                               (2,312)       (2,292)       (9,224)       (6,305)
-------------------------------------------------------------------------------------------------

Income before income taxes                       45,064        40,285       146,696       130,336
Provision for income taxes                       14,000        10,585        42,542        32,364
-------------------------------------------------------------------------------------------------

Net income                                       31,064        29,700       104,154        97,972
Preferred stock dividends, net                     (902)       (1,065)       (1,675)       (2,762)
-------------------------------------------------------------------------------------------------

Net income attributed to common shares       $   30,162        28,635       102,479        95,210
-------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares       $   17,981        14,969        59,695        51,093
-------------------------------------------------------------------------------------------------


Net income per common share                  $      .47           .39          1.56          1.35
-------------------------------------------------------------------------------------------------


Average common shares outstanding                38,326        37,983        38,200        37,931
-------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares       $   10,587        10,273        33,801        32,855
-------------------------------------------------------------------------------------------------


Net income per common share                  $      .55           .54          1.76          1.73
-------------------------------------------------------------------------------------------------


Average common shares outstanding                19,408        18,992        19,223        18,966
-------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares       $    1,594         3,393         8,983        11,262
-------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                   $      .20           .43          1.14          1.45
   Fully diluted                             $      .20           .43          1.08          1.40
-------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                        7,970         7,802         7,897         7,786
   Fully diluted                                  9,826         9,968         9,906         9,999
-------------------------------------------------------------------------------------------------


See accompanying notes.


                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS





                                                                           December 31               December 31
(In thousands)                                                                1996                      1995
-------------------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                              $        41,217                    52,823
Accounts receivable, net of estimated amounts
   uncollectible                                                               456,135                   421,246
Inventories and other current assets                                           121,338                   162,624
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                           618,690                   636,693

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion and
   amortization                                                                540,851                   486,168
Intangibles, net of amortization                                               317,062                   327,183
Other assets                                                                   336,276                   357,328
-------------------------------------------------------------------------------------------------------------------


Total assets                                                           $     1,812,879                 1,807,372
-------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' equity

Current liabilities                                                    $       568,967                   594,488
Long-term debt, less current maturities                                        158,837                   133,283
Postretirement benefits and other claims                                       226,697                   219,895
Workers' compensation and other claims                                         116,892                   125,894
Other liabilities                                                              134,779                   211,833
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                            1,206,172                 1,285,393

Shareholders' equity                                                           606,707                   521,979
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                             $     1,812,879                 1,807,372
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                 Twelve Months Ended December 31
(In thousands)                                                                    1996                      1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net income                                                                $    104,154                    97,972
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                         29,948                         -
   Depreciation, depletion and amortization                                    113,251                   104,989
   Provision for aircraft heavy maintenance                                     32,057                    26,317
   Provision for deferred income taxes                                          19,320                    11,115
   Other, net                                                                   14,972                     4,060
   Changes in operating assets and liabilities net
     of effects of acquisitions and dispositions:
     Increase in receivables                                                   (45,991)                  (38,628)
     Decrease (increase) in inventories and other
       current assets                                                           10,784                   (14,183)
     (Decrease) increase in current liabilities                                (10,894)                    4,491
     Other, net                                                                (70,930)                  (39,598)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                      196,671                   156,535
---------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                    (177,269)                 (124,465)
Proceeds from disposal of property, plant and
   equipment                                                                    11,310                    22,539
Aircraft heavy maintenance                                                     (23,373)                  (22,356)
Acquisitions and related contingent payments                                    (4,078)                   (3,372)
Other, net                                                                       1,799                     1,182
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                         (191,611)                 (126,472)
---------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                               28,642                    29,866
Reductions of debt                                                             (14,642)                  (25,891)
Share and other equity activity                                                (30,666)                  (23,533)
---------------------------------------------------------------------------------------------------------------------------

Net cash used by financing activities                                          (16,666)                  (19,558)
---------------------------------------------------------------------------------------------------------------------------


Net (decrease) increase in cash and cash
   equivalents                                                                 (11,606)                   10,505
Cash and cash equivalents at beginning of period                                52,823                    42,318
---------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                $     41,217                    52,823
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                      The Pittston Company and Subsidiaries
                             Pittston Minerals Group
                         NOTES TO FINANCIAL INFORMATION




(1) The approval on January 18, 1996, by the shareholders of The Pittston Company (the "Company") of the Brink's Stock Proposal, as described in the Company's proxy statement dated December 15, 1995, resulted in the reclassification of the Company's class of common stock formerly known as Pittston Services Group Common Stock ("Services Stock"). The outstanding shares of Services Stock were redesignated as Pittston Brink's Group Common Stock ("Brink's Stock") on a share-for-share basis, and a new class of common stock, designated as Pittston Burlington Group Common Stock ("Burlington Stock"), was distributed on the basis of one-half share of Burlington Stock for each share of Services Stock previously held by shareholders of record on January 19, 1996. Due to the reclassification of the Services Stock, all stock and per share data in the accompanying financial information have been restated to reflect the reclassification.

     The financial information for Pittston Minerals Group ("Minerals Group") includes the results of the Company's Coal and Minerals Ventures operations. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Minerals Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries was a signatory.

     In late March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case in March 1996 and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in the third quarter of 1996 and was funded through cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan. Separate lawsuits against each of the UMWA and the Bituminous Coal Operations Association, previously reported, have also been dismissed.

     As a result of the settlement of these cases, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements and the financial statements of the Minerals Group.

(3) As of January 1, 1996, the Company and the Minerals Group implemented a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review long-lived assets and certain identifiable intangibles to be held and used by an entity for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires companies to utilize a two-step approach to determining whether impairment of such assets has occurred and, if so, the amount of such impairment. As a result, an impairment loss of $29.9 million has been recorded for the Company and the Minerals Group in 1996.

(4) During the twelve months ended December 31, 1996, the Company purchased 20,920 shares of its Series C Cumulative Convertible Preferred Stock. Preferred dividends included on the Company's statement of operations for the twelve months ended December 31, 1996, are net of $2.1 million, which is the excess of the carrying amount of the preferred stock over the cash paid to holders of the preferred stock. There were no repurchases of preferred stock during the quarter ended December 31, 1996. During the twelve months ended December 31, 1995, the Company purchased 16,370 shares of its preferred stock. Preferred dividends for the twelve months ended December 31, 1995 are net of $1.6 million, which was the excess of the carrying amount of the preferred stock over the cash paid to holders of the preferred stock. There were no repurchases of preferred stock during the quarter ended December 31, 1995.

(5)  Restructuring and other non-recurring items consist of the following:

                                              Three Months Ended                 Twelve Months Ended
(In thousands)                                 December 31, 1996                  December 31, 1996
-------------------------------------------------------------------------------------------------------------------

SFAS No. 121 impairment
   loss (Note 3)                                    $        -                            (29,948)

Evergreen settlement gain
   (Note 2)                                                  -                             35,650

Benefit from excess restructuring
   liabilities                                           9,541                             11,649
-------------------------------------------------------------------------------------------------------------------


Total restructuring and other                       $    9,541                             17,351
-------------------------------------------------------------------------------------------------------------------




(6) Financial information for the Pittston Brink's Group, which includes the results of the Company's Brink's Incorporated and Brink's Home Security, Inc. businesses, and the Burlington Group which includes the results of the Company's Burlington Air Express Inc. business, is available upon request.